EXHIBIT 10.59

           Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.




                                    AMENDMENT

         THIS AMENDMENT AGREEMENT is made effective as of May 31, 1996, by and between Sugen, Inc. ("Sugen") and Yissum Research Development Company of the Hebrew University of Jerusalem ("Yissum").

         WHEREAS, Sugen and Yissum are parties to an Amended and Restated Research and License Agreement effective March 27, 1995, as to research and development regarding the prevention, mitigation, treatment, cure or diagnosis of cancer and angiogenesis diseases and disorders (the "Research Agreement"); and

         WHEREAS, Sugen and Yissum desire to amend the Research Agreement as set forth below pursuant to the provisions of Section 18(e) of the Research Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, Sugen and Yissum hereby agree as follows:

         1. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Research Agreement.

         2. The definition of "Research Period" in Section 1 of the Research Agreement is hereby amended by deleting the term "June 1, 1996" in such definition and replacing such term with the term "June 1, 1997"

         3. Section 1 of the Research Agreement is hereby amended by adding the following new definition to the text thereof:

            "Work Plan"  -  means  each  of the periodic work plans described in
            Section 2(b)."

         4. Section 2(b) of the Research Agreement is hereby amended by adding the following new text to the end thereof:

         "Yissum hereby agrees to procure the production of Work Plans, and the Research's performance in accordance with each Work Plan, in accordance with this Agreement. Yissum shall cause the Researcher to produce a Work Plan, in form and substance reasonably satisfactory to Sugen, for each twelve-month period (or lesser period or periods if agreed between the parties) during the Research Period prior to the performance of services thereunder and in no event later than the date of October 1 (or, if earlier, the date that is the last day of any agreed to Work
         Plan) during each year during the Research Period. Each Work Plan will set forth goals, objectives and a time line and will include, without limitation, priorities and guidelines in connection with the Research to be performed."



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                                                CONFIDENTIAL TREATMENT REQUESTED

         5. Section 3(a) of the Research Agreement is hereby amended by deleting the text thereof and substituting the following:

         "In consideration for the performance of the Research and in order to finance it, Sugen undertakes to pay Yissum at the rate of [ ] per year beginning on October 1, 1994 and ending on May 31, 1996 and at the rate of [ ] per year beginning on June 1, 1996 and ending on June 1, 1997. Payments shall be made in advance in quarterly installments."

         6. The parties hereto  acknowledge  that as of September 1, 1996, Sugen
has paid to Yissum, and Yissum has received, [       ] of the [    ] referred to
in Section 3(a) of the Research Agreement as amended as set forth above.

         7. The term "Agreement" as used in the Research Agreement and all other instruments and agreements executed thereunder shall for all purposes refer to the Research Agreement as amended by this Amendment Agreement.

         8. Except to the extent expressly amended by the terms of this Amendment Agreement, all the terms and conditions of the Research Agreement and all other instruments and agreements executed thereunder remain in full force and effect.

         9. Sugen hereby represents and warrants to Yissum that the execution and delivery of this Amendment Agreement have been duly authorized by all requisite action on the part of Sugen. Yissum hereby represents and warrants to Sugen that the execution and delivery of this Amendment Agreement have been duly authorized by all requisite action on the part of Yissum.

         10. This Amendment Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly signed this Amendment Agreement effective as of the day and year first written above.


SUGEN, INC.                                      YISSUM RESEARCH DEVELOPMENT
                                                 COMPANY OF THE HEBREW
                                                 UNIVERSITY OF JERUSALEM



By: /s/ K. Peter Hirth                         By: /s/ Uri Litvin
    ---------------------------------------       ------------------------------
        Name:  K. Peter Hirth, Ph.D.                   Name:  Uri Litvin
        Title:   Executive Vice President              Title:  Managing Director
                 Drug Research & Development


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